Exhibit 99.1
AMERICAN CAMPUS COMMUNITIES COMPLETES THE ACQUISITION OF GMH COMMUNITIES TRUST
AUSTIN, Texas—American Campus Communities, Inc. (NYSE:ACC — News), one of the nation’s largest developers, owners and managers of high-quality student housing properties, announced today the completion of the acquisition of GMH Communities Trust (NYSE:GCT — News) in a transaction which increases ACC’s total market capitalization to $2.5 billion from $1.3 billion. This transaction related solely to GMH’s student housing business and not its military housing business, which was sold in a previously announced separate transaction to a U.S. subsidiary of Balfour Beatty plc.
“We are pleased to announce the closing of this transaction,” said Bill Bayless, ACC CEO. “We believe the application of our premier management systems will unlock the operational upside of the GMH portfolio, creating one of the best platforms in the industry for future earnings growth.”
Each common share of GMH and each unit of GMH’s Operating Partnership has been converted into the right to receive 0.07642 of a share of ACC common stock (or, with respect to units, 0.07642 of a unit in ACC’s Operating Partnership in the event the holder made a valid election to receive units) and $3.36 per share in cash. This is in addition to the previously announced special distribution of $1.71, which is to be paid on June 12, 2008 to each GMH shareholder of record as of June 10, 2008.
Concurrently with the closing, American Campus formed a joint venture with Fidelity Real Estate Group, on behalf of an institutional fund, and transferred 15 GMH student housing properties to the venture with an estimated value of $326 million. American Campus will provide management services for the properties and holds a minority interest in the venture.
GMH’s common shares were delisted from the New York Stock Exchange effective at the close of business on June 11, 2008.
Joseph M. Macchione, who formerly served as GMH Communities’ Executive Vice President and General Counsel, joined the American Campus board effective June 11, 2008.
About American Campus Communities
American Campus Communities, Inc. is the largest developer, owner and manager of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management, and operational management of student housing properties. With the close of the GMH acquisition, American Campus Communities now owns 88 student housing properties containing approximately 54,300 beds. The company also owns a minority interest in 21 joint venture properties containing 12,100 beds. Including its owned, joint venture and third-party managed properties, ACC’s total managed portfolio consists of 145 properties with approximately 92,100 beds. Additional information is available at www.studenthousing.com.
About Fidelity Real Estate Group
Fidelity Real Estate Group pursues value-added real estate investment opportunities throughout the U.S. on a fully discretionary basis for its managed funds. The Real Estate Group is a division of Pyramis Global Advisors, an affiliate of Fidelity Investments. Fidelity Real Estate Group manages in excess of $14 billion on behalf of institutional and individual clients.
Forward-Looking Statements
This news release contains forward-looking statements, which express the current beliefs and expectations of management. Except for historical information, the matters discussed in this news release are forward-looking statements and can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements.
Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including risks and uncertainties inherent in the national economy, the real estate industry in general, and in our specific markets; the effect of terrorism or the threat of terrorism; legislative or regulatory changes including changes to laws governing REITs; our dependence on key personnel whose continued service is not guaranteed; availability of qualified acquisition and development targets; availability of capital and financing; rising interest rates; rising insurance rates; impact of ad valorem and income taxation; changes in generally accepted accounting principals; and our continued ability to successfully lease and operate our properties. While we believe these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. These forward-looking statements are made as of the date of this news release, and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Contact:
American Campus Communities, Inc.
Investor Relations
Gina Cowart, 512-732-1000